Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to NeoMagic Corporation’s 1997 Employee Stock Purchase Plan, 1998 Nonstatutory Stock Option Plan and 2003 Stock Plan, by NeoMagic Corporation of our report dated February 7, 2003, with respect to the consolidated financial statements and schedule of NeoMagic Corporation included in its Annual Report (Form 10-K) for the year ended January 31, 2003.

/s/ Ernst & Young LLP

San Jose, California

September 16, 2003